CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated February 7, 2003, with respect to the Appreciation Portfolio, Balanced Portfolio, Developing Leaders Portfolio, Disciplined Stock Portfolio, Growth and Income Portfolio, International Equity Portfolio, International Value Portfolio, Limited Term High Income Portfolio, Money Market Portfolio, Quality Bond Portfolio, Small Company Stock Portfolio and Special Value Portfolio, which is incorporated by reference in this Registration Statement (Form N-1A 33-13690 and 40-8115125) of Dreyfus Variable Investment Fund.





                                        ERNST & YOUNG LLP



New York, New York
April 4, 2003